Exhibit 99.1

Media Contact:    Ashley A. Thorne                Phone:    816/983-1501
athorne@kcsouthern.com

KCS Announces Third Quarter 2012 Earnings Release and Conference Call Time

Kansas City, MO, September 21, 2012. Kansas City Southern (KCS) (NYSE:KSU) will release its financial results for third quarter 2012 on Friday October 19, 2012, before the opening of trading on the New York Stock Exchange.

KCS will also hold its third quarter 2012 earnings conference call on Friday October 19, 2012 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into the KCS website at www.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (877) 407-0782 (U.S. and Canada), or (201) 689-8567 (International).

A replay of the presentation will be available by calling (877) 660-6853 (U.S. and Canada) or (201) 612-7415 (International) and entering conference ID 400717. The replay will be available through November 2, 2012. The webcast will also remain available at www.kcsouthern.com for two weeks following the earnings release.

Headquartered in Kansas City, MO, Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern's North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.